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                                                                     Exhibit 5.1


                [LETTERHEAD OF WILSON SONSINI GOODRICH & ROSATI


                              April 10, 1998


Micron Technology, Inc.
8000 South Federal Way
Boise, Idaho 83706-9632

     Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about April 17, 1998 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of 32,687,307 shares of Common Stock, $0.10 par value per share, of Micron Technology, Inc., which shares may be issued pursuant to the 1994 Stock Option Plan, Nonstatutory Stock Option Plan, 1997 Nonstatutory Stock Option Plan and Micron Quantum Devices, Inc. 1996 Stock Option Plan all of which are filed as exhibits to the Registration Statement. Such shares of Common Stock are referred to herein as the "Shares," and the various employee stock option plans referenced above are collectively referred to herein as the "Plans." As your legal counsel in connection with this transaction, we have examined the proceedings taken, and are familiar with the proceedings proposed to be taken by you in connection with the issuance and sale of the Shares pursuant to the Plans.

     It is our opinion that, when issued and sold in the manner described in the Registration Statement and pursuant to the agreements which accompany each grant under the Plans, and in accordance with the resolutions adopted by your Board of Directors, the Shares will be legally and validly issued, fully-paid and non-assessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendment thereto.

                                       Very truly yours,


                                       WILSON, SONSINI, GOODRICH & ROSATI
                                       Professional Corporation